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                            Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998, with respect to the financial statements of Harbourton Reassurance, Inc. included in Amendment No. 5 to the
Registration Statement (Form S-1 No. 333-50525) and related Prospectus of Lincoln Heritage Corporation for the registration of 1,150,000 shares of its common stock.



                                                 /s/ Ernst & Young LLP

Denver, Colorado
August 13, 1998